TBS INTERNATIONAL & SUBSIDIARIES                  EXHIBIT 10.7

TBS INTERNATIONAL LIMITED
Commerce Building
Chancery Lane
Hamilton HM 12
Bermuda

tel:  441-295-9230
fax: 441-295-4957
info@windcrest.brn
www.tbsship.corn

June 29, 2005

Dear Mr. Lepere:

In connection with your performance of services for TBS International Limited, a Bermuda company (the “Company”), the Company is willing to grant to you the number of Class A Common Shares, par value $0.01 per share, of the Company (the “Common Shares”), listed on the signature page hereto (the “Subject Shares”).  This letter acknowledges your acceptance of the terms of the grant of the Subject Shares.

The Subject Shares shall be granted pursuant to the TBS International Limited 2005 Equity Incentive Plan (the “Plan”) and shall be subject to the terms thereof.  The Subject Shares will vest, and you will have unrestricted ownership rights in those shares, in 25% increments on each of the first through the fourth anniversaries of the date of the grant, which was June 29, 2005, assuming that you are an employee of the Company or an Affiliate (as defined in the Plan) on the applicable vesting date.  In addition, if there is a change in control of the Company or if the Company without cause terminates your employment, the Subject Shares will continue to vest on each applicable vesting date.  Absent an election by you, you will have ordinary taxable income equal to the fair market value of the Subject Shares as of each vesting date.  You should consult a tax advisor regarding the tax treatment of the grant of the Subject Shares, their vesting, and any tax elections that may be available to you.

The Subject Shares are not transferable by you for any reason prior to the vesting date, and any unvested Subject Shares will be forfeited back to the Company without payment therefor (other than a payment of US$.01 per share) if you terminate employment for any reason (other than termination by the company without cause) before an applicable vesting date.  You further acknowledge that this agreement is irrevocable and shall be binding upon your heirs, legal representatives, successors and assigns.

                                Very truly yours,

TBS INTERNATIONAL LIMITED

     /s/ Joseph E. Joyce
President, Chief Executive Officer, Chairman and Director

AGREED AND ACCEPTED:

   /s/ Ferdinand V. Lepere
Number of Shares:  100,000